Exhibit 99.1

NEWS RELEASE

	Contacts:	Susser Holdings Corporation
Mary Sullivan, Chief Financial Officer
(361) 693-3743, msullivan@susser.com

FOR IMMEDIATE RELEASE

DRG&L
Ken Dennard, Managing Partner
(713) 529-6600, ksdennard@drg-l.com
Anne Pearson, Senior Vice President
(210) 408-6321, apearson@drg-l.com

Susser Holdings Announces $15 million Stock Repurchase Authorization

CORPUS CHRISTI, Texas, June 2, 2011 – Susser Holdings Corporation (NASDAQ: SUSS) today announced that its Board of Directors has authorized the repurchase of up to $15 million of the Company’s common stock. The share purchases may be made from time to time in open market transactions or privately negotiated transactions, as market conditions warrant.

“We had record results in 2010 and in the first quarter of 2011, and we believe our stock reflects an attractive investment,” said Sam L. Susser, President and Chief Executive Officer. “These opportunistic share purchases will allow us to directly leverage a portion of our cash flow to enhance shareholder value.

“This announcement reflects the Board’s continued confidence in our long-term growth plan and is part of a balanced approach to fund continued growth in our retail and wholesale store network while maintaining a strong balance sheet and solid liquidity,” he added.

Timing of the purchases and the amount of stock purchased will be determined at the discretion of the Company’s management and may include purchases through one or more broker-assisted plans (including 10b5-1 and/or 10b-18 plans). The repurchase authorization expires December 31, 2012.

Corpus Christi, Texas-based Susser Holdings Corporation is a third-generation family led business that operates approximately 530 convenience stores in Texas, New Mexico and Oklahoma primarily under the Stripes® banner. Restaurant service is available in more than 315 of its stores, primarily under the proprietary Laredo Taco Company® brand. The Company also supplies branded motor fuel to approximately 435 independent dealers through its wholesale fuel division.

Forward-Looking Statements

This news release contains “forward-looking statements” describing Susser’s objectives, targets, plans, strategies, costs, anticipated capital expenditures, expansion of our food service offerings, potential acquisitions and new store openings and dealer locations. These statements are based on current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially, including but not limited to:

Susser Holdings Corporation – Page 2

competitive pressures from convenience stores, gasoline stations, other non-traditional retailers located in our markets and other wholesale fuel distributors; volatility in crude oil and wholesale petroleum costs; wholesale cost increases of tobacco products or future legislation or campaigns to discourage smoking; intense competition and fragmentation in the wholesale motor fuel distribution industry; the operation of our stores in close proximity to stores of our dealers; seasonal trends in the industries in which we operate; unfavorable weather conditions; cross-border risks associated with the concentration of our stores in markets bordering Mexico; inability to identify, acquire and integrate new stores; our ability to comply with federal and state regulations including those related to environmental matters and the sale of alcohol and cigarettes and employment laws and health benefits; dangers inherent in storing and transporting motor fuel; pending or future consumer or other litigation; litigation or adverse publicity concerning food quality, food safety or other health concerns related to our restaurant facilities; dependence on two principal suppliers for merchandise and two principal suppliers for motor fuel; dependence on suppliers for credit terms; dependence on senior management and the ability to attract qualified employees; acts of war and terrorism; risks relating to our substantial indebtedness; dependence on our information technology systems; changes in accounting standards, policies or estimates; impairment of goodwill or indefinite lived assets; and other unforeseen factors.

For a full discussion of these and other risks and uncertainties, refer to the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended January 2, 2011, and subsequent quarterly reports. These forward-looking statements are based on and include our estimates as of the date hereof. Subsequent events and market developments could cause our estimates to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.

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SUSS-IR